Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC.
REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS AND
ANNOUNCES RESTATEMENT

CARMEL, IN, March 14, 2016—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that diluted earnings per share in 2015 decreased to $0.97 compared to $0.98 in 2014.  New student enrollment in the fourth quarter of 2015 decreased 17.1% to 10,478 compared to 12,639 in the same period in 2014. Total student enrollment decreased 16.3% to 44,922 as of December 31, 2015 compared to 53,646 as of December 31, 2014.

Kevin M. Modany, Chief Executive Officer noted, “While we continue to generate sufficient indications of interest in our programs of study to achieve our internal recruitment goals, we believe that our new student enrollment results for the three months ended December 31, 2015 compared to the same period in 2014 were negatively impacted primarily by a decrease in the rate at which prospective students who inquired about our education programs actually began attending classes. We continue to believe the decrease in the prospective new student conversion rates for 2015 compared to 2014 and prior periods were a result of prospective students’ greater sensitivity to the cost of postsecondary education and uncertainty about the value of a postsecondary education due to the prolonged economic and labor market disruptions. We also believe that the results were impacted by our decision to discontinue new student enrollment (starting with the academic period that began in December 2015) at 10 campus locations while we evaluate the ongoing viability of those markets.  Those 10 campus locations represented approximately 3% of our new student enrollments, based on our new student enrollment results in the third quarter of 2015.”

Mr. Modany also noted, “Given the continued lack of clarity on new student enrollment trends, it is very difficult for postsecondary education institutions to predict with any degree of accuracy new student enrollment results for future periods.  Keeping in mind the difficult market conditions and utilizing the information that we have available, however, our current internal estimate for new student enrollment in 2016 compared to 2015 is a decrease in the range of 12% to 15%.”

Chief Financial Officer Rocco Tarasi added, “Although we have experienced the effect of the enrollment headwinds impacting the entire sector on our 2015 revenue, we are very pleased with our 2015 cost containment efforts.  While we experienced a $112.0 million decline in revenue in 2015 compared to 2014, total costs and expenses for the twelve months ended December 31, 2015 decreased $129.9 million compared to the prior year.  As a result of our focus on efficiency, we exceeded the high end of the range for our internal earnings before interest, taxes, depreciation and amortization (“EBITDA”) goal of between $90 and $100 million for the twelve months ended December 31, 2015, with actual 2015 full year EBITDA of $101.1 million.”

Mr. Modany stated, “We were particularly pleased with our financial results for the year given our ongoing utilization of institutional scholarships and awards to support our goal of making our educational offerings more affordable and accessible for our students. The 2015 results include approximately $220 million in institutional scholarships and awards to ITT Technical Institute students during the 2015 calendar year.  We couldn’t be more proud of our related affordability efforts and the work of our college faculty and staff towards solid student outcomes in an efficient manner that make these awards and scholarships possible.”

Mr. Tarasi also noted, “Assuming our projected new student enrollment estimates for the full year 2016 are realized and there are no material changes in our student retention metrics for the remainder of 2016 as compared to 2015, our internal goal for EBITDA for the twelve months ended December 31, 2016 is in the range of $50 million to $70 million.”

The projected new student enrollment, EBITDA and EBITDA component amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated.  Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed in the documents that the company files with the U.S. Securities and Exchange Commission (the “SEC”). The company undertakes no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

Actual and projected EBITDA are not measurements under GAAP in the United States and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance. Reconciliations of 2015 EBITDA to 2015 net income, and of projected 2016 EBITDA to projected 2016 net income, are included on Schedule C attached to this release.

In addition, the company provided the following information for the three and twelve months ended December 31, 2015 and 2014:

Financial and Operating Data for the Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share data)

			Increase/
	2015	2014 (as restated)	(Decrease)

Revenue	$202.4	$243.2	(16.8)%
Operating Income	$27.4	$34.6	(21.0)%
Operating Margin	13.5%	14.2%	(70) basis points
Net Income	$10.4	$14.6	(28.4)%
Earnings Per Share (diluted)	$0.44	$0.62	(29.0)%
New Student Enrollment	10,478	12,639	(17.1)%
Continuing Students	34,444	41,007	(16.0)%
Total Student Enrollment as of December 31st	44,922	53,646	(16.3)%
Persistence Rate as of December 31st (A)	71.4%	71.8%	(40) basis points
Bad Debt Expense as a Percentage of Revenue	3.7%	6.9%	(320) basis points
Days Sales Outstanding as of December 31st	22.2 days	17.5 days	4.7 days
Deferred Revenue as of December 31st	$113.7	$147.5	(22.9)%
Cash and Cash Equivalents as of December 31st	$130.9	$135.9	(3.7)%
Restricted Cash as of December 31st	$6.0	$6.0	—
Collateral Deposits as of December 31st	$91.2	$97.9	(6.9)%
Private Education Loans (current and non-current), Less Allowance for Loan Losses, as of December 31st (B)	$70.6	$90.9	(22.2)%
PEAKS Trust Senior Debt (current and non-current) as of December 31st (C)	$50.8	$85.7	(40.7)%
CUSO Secured Borrowing Obligation (current and non- current) as of December 31st (D)	$115.3	$121.0	(4.7)%
Financing Agreement (current and long-term) as of December 31st (E)	$68.5	$96.3	(28.9)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,987,000	23,719,000
Capital Expenditures	$1.6	$1.6	—

Financial and Operating Data for the Twelve Months Ended December 31st
(Dollars in millions, except per share data)
	2015	2014 (as restated)	Increase/ (Decrease)

Revenue	$849.8	$961.8	(11.6)%
Operating Income	$79.2	$61.3	29.2%
Operating Margin	9.3%	6.4%	290 basis points
Net Income	$23.3	$23.3	—
Earnings Per Share (diluted)	$0.97	$0.98	(1.0)%
Bad Debt Expense as a Percentage of Revenue	4.1%	6.6%	(250) basis points
Weighted Average Diluted Shares of Common Stock Outstanding	23,957,000	23,681,000
Capital Expenditures	$7.4	$6.1	21.6%

______________

(A)	Persistence rate represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)
With respect to the private education loans as of December 31, 2015, the amount included $8.5 million classified as current, and $62.2 million classified as non-current.  With respect to the private education loans as of December 31, 2014, the amount included $10.6 million classified as current, and $80.3 million classified as non-current.

(C)
With respect to the PEAKS Trust Senior Debt as of December 31, 2015, the amount included $20.1 million classified as current, and $30.7 million classified as non-current.  With respect to the PEAKS Trust Senior Debt as of December 31, 2014, the amount included $37.5 million classified as current, and $48.2 million classified as non-current.

(D)
With respect to the CUSO Secured Borrowing Obligation as of December 31, 2015, the amount included $23.6 million classified as current, and $91.7 million classified as non-current.  With respect to the CUSO Secured Borrowing Obligation as of December 31, 2014, the amount included $20.8 million classified as current, and $100.2 million classified as non-current.

(E)
With respect to the Financing Agreement as of December 31, 2015, the total amount of $68.5 million was classified as current.  With respect to the Financing Agreement as of December 31, 2014, the amount included $9.6 million classified as current, and $86.7 million classified as long-term.

Attached as Schedule A to this release is selected consolidated financial information of the company.

Based on various assumptions, including the historical and projected performance and collection of the student loans held by the PEAKS Trust and the CUSO, the company reported that its current estimate of the payments it may have to make under the PEAKS guarantee and the CUSO risk sharing agreement (the “CUSO RSA”), in the aggregate, are approximately:

•	$27.7 million in 2016;
•	$13.1 million in 2017;
•	$13.4 million in 2018; and
•	$106.7 million in 2019 and later, which amount includes an approximately $9.7 million payment in 2020 under the PEAKS guarantee.

These estimated payment amounts are net of estimated aggregate recoveries of approximately $3.8 million under the CUSO RSA, which the company expects to offset against amounts due by it under the CUSO RSA over these periods.  The company urges readers to review the company’s Annual Report on Form 10-K for the year ended December 31, 2015 when it is filed with the SEC, which report will contain additional information regarding these estimated payment amounts, including the assumptions used, the estimates of the type of payments, regular or discharge, and estimated recoveries, under the CUSO RSA and the estimated different payment amounts if the assumptions regarding the forms of payments made under the CUSO RSA are not realized.

The company also announced that, based on its 2015 consolidated financial statements, it believes that its institutions’ average composite score (a U.S. Department of Education (“ED”) financial responsibility measurement) for 2015 was 2.2.  An institution’s composite score must be at least 1.5 for the institution to be deemed financially responsible by the ED without the need for further oversight.  The ED, however, previously determined that the company’s institutions are not financially responsible, and the 2015 composite score being above 1.5 will not alter that determination.  The impact of the ED’s determination that the company’s institutions are not financially responsible is described in the company’s periodic reports filed with the SEC.

In addition, the company reported that its Audit Committee has determined that the company did not properly account for a debt discount associated with the PEAKS Senior Debt that the company includes on its balance sheet in connection with its consolidation of the PEAKS Trust, a variable interest entity.  As a result, the company will restate its unaudited condensed consolidated financial statements and related disclosures for each of the first three quarters in the years ended December 31, 2015 and 2014, and its audited consolidated financial statements and related disclosures for the year ended December 31, 2014.

In the previously-issued financial statements, the company erroneously accreted the discount associated with the PEAKS Senior Debt using the interest method based on the amounts and timing of the repayments that the company estimated at the time that the PEAKS Senior Debt was initially included in the company’s consolidated financial statements. The company recently determined that the interest method should take into consideration actual repayments and updated projections for future repayments on the PEAKS Senior Debt to determine the interest rate used to calculate the amount of the debt discount recognized as interest expense in each period. The company will restate the financial statements noted above to reflect this adjustment to the interest rate used in the application of the interest method to the discount on the PEAKS Senior Debt in each affected period.

The effect on the company’s consolidated financial statements of incorporating actual repayments and updated projections for future repayments on the PEAKS Senior Debt in the computation of the interest rate used when applying the interest method is to reduce the amount of the debt discount, increase the carrying value of the PEAKS Senior Debt and recognize interest expense in an earlier period than originally projected. This change does not increase the total amount of non-cash interest expense that will be reported from the accretion of the discount on the PEAKS Senior Debt, but instead changes the timing of the recognition of that expense through the maturity date. This change has no effect on the company’s cash and cash equivalents or liquidity; cash flows from operating activities, financing activities or investing activities; or projections of the company’s future cash payment obligations under its private education loan program guarantees.

Attached as Schedule B to this release is a reconciliation of previously reported 2014 statement of operations amounts to the restated amounts.

The company also reported that it has entered into a limited waiver to its financing agreement with Cerberus, whereby Cerberus waives any default under the financing agreement that may have occurred in connection with the restatement.  The company also believes that it has cured any breach of the documents under the PEAKS and CUSO private student loan programs that may have resulted from the restatement, by delivering amended and restated financial statements to the applicable parties under those programs.  Further, the company has determined that the restatement does not have the effect of altering the company’s compliance with its financial metric covenants under the financing agreement, the PEAKS documents or the CUSO documents in the periods covered by the restated financial statements.

The company is filing today with the SEC amendments to its previously-filed (i) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015; and (ii) Annual Report on Form 10-K for the year ended December 31, 2014.  The company also expects to file tomorrow with the SEC its Annual Report on Form 10-K for the year ended December 31, 2015, and, as a result, it will have timely filed such report.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of adverse actions by the U.S. Department of Education (“ED”) related to certain deficiencies; the action by the U.S. Securities and Exchange Commission against the company; issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                            www.ittesi.com
(317) 706-9200

Schedule A

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of December 31,
	2015	2014 (as restated)
Assets
Current assets:
Cash and cash equivalents	$130,897	$135,937
Restricted cash	6,015	6,040
Accounts receivable, less allowance for doubtful accounts of $268 and $2,351	48,837	46,383
Private education loans	8,480	10,584
Deferred income taxes	26,440	34,547
Prepaid expenses and other current assets	22,429	57,923
Total current assets	243,098	291,414
Property and equipment, net	142,164	157,072
Private education loans, excluding current portion, less allowance for loan losses of $23,612 and $44,392	62,161	80,292
Deferred income taxes	71,817	71,719
Collateral deposits	91,168	97,932
Other assets	53,606	54,409
Total assets	$664,014	$752,838
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$68,521	$9,635
Current portion of PEAKS Trust senior debt	20,105	37,545
Current portion of CUSO secured borrowing obligation	23,591	20,813
Accounts payable	59,753	67,848
Accrued compensation and benefits	12,425	12,264
Other current liabilities	31,973	27,153
Deferred revenue	113,739	147,475
Total current liabilities	330,107	322,733
Long-term debt, excluding current portion	0	86,714
PEAKS Trust senior debt, excluding current portion	30,701	48,166
CUSO secured borrowing obligation, excluding current portion	91,728	100,194
Other liabilities	50,342	52,959
Total liabilities	502,878	610,766
Shareholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371
Capital surplus	181,160	198,883
Retained earnings	987,223	963,737
Accumulated other comprehensive (loss) income	(1,693)	1,201
Treasury stock, 13,394,834 and 13,619,010 shares, at cost	(1,005,925)	(1,022,120)
Total shareholders’ equity	161,136	142,072
Total liabilities and shareholders’ equity	$664,014	$752,838

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Year Ended December 31,
	2015	2014 (as restated)	2013
Revenue	$849,826	$961,783	$1,072,311
Costs and expenses:
Cost of educational services	390,610	460,782	486,353
Student services and administrative expenses	343,676	389,116	397,541
Goodwill and asset impairment	5,203	2,454	0
Settlements and legal and professional fees related to certain lawsuits, investigations and accounting matters	26,093	2,008	6,923
Loss related to loan program guarantees	0	2,019	90,964
Provision for private education loan losses, net	5,083	14,150	29,349
Total costs and expenses	770,665	900,529	1,011,130
Operating income	79,161	61,254	61,181
Gain (loss) on consolidation of variable interest entities	0	16,631	(73,248)
Interest income	86	65	108
Interest (expense)	(39,847)	(37,808)	(25,277)
Income (loss) before provision for income taxes	39,400	40,142	(37,236)
Provision (benefit) for income taxes	16,102	16,822	(10,212)
Net income (loss)	$23,298	$23,320	$(27,024)
Earnings (loss) per share:
Basic	$0.99	$0.99	$(1.15)
Diluted	$0.97	$0.98	$(1.15)
Weighted average shares outstanding:
Basic	23,651	23,474	23,412
Diluted	23,957	23,681	23,412

ITT EDUCATIONAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
		2014
Cash flows from operating activities:	2015	(as restated)	2013
Net income (loss)	$23,298	$23,320	$(27,024)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	21,973	26,456	27,252
Provision for doubtful accounts	35,195	63,928	67,640
Deferred income taxes	7,671	38,291	(54,102)
Stock-based compensation expense	5,786	10,336	11,638
Settlement payments	(4,500)	0	(46,000)
Goodwill and asset impairment	5,203	2,454	0
Accretion of discount on private education loans	(11,603)	(12,170)	(12,996)
Accretion of discount on long-term debt	2,491	118	0
Accretion of discount on PEAKS Trust senior debt	4,902	16,220	4,926
Accretion of discount on CUSO secured borrowing obligation	845	231	0
Provision for private education loan losses	5,083	14,150	29,349
(Gain) loss on consolidation of variable interest entities	0	(16,631)	73,248
Other	(504)	(613)	315
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	25	2,334	(455)
Accounts receivable	(37,649)	(10,010)	(87,225)
Private education loans	26,755	18,552	11,554
Accounts payable	(9,394)	9,591	(5,574)
Other operating assets and liabilities	34,869	(48,624)	73,880
Deferred revenue	(33,736)	(1,156)	11,299
Net cash flows from operating activities	76,710	136,777	77,725
Cash flows from investing activities:
Capital expenditures	(7,405)	(6,092)	(5,147)
Acquisition of company, net of cash acquired	0	(5,220)	(7,150)
Collateralization of letters of credit	88,662	(89,304)	0
Collateral and escrowed funds	(81,895)	0	0
Proceeds from repayment of notes	0	293	461
Purchases of investments	(3)	(2)	(1,242)
Net cash flows from investing activities	(641)	(100,325)	(13,078)
Cash flows from financing activities:
Debt issue costs	0	(4,938)	0
Proceeds from term borrowings	0	100,000	0
Repayment of term debt and revolver borrowings	(30,319)	(50,000)	(90,000)
Repayment of PEAKS Trust senior debt	(39,807)	(158,668)	(1,946)
Repayment of CUSO secured borrowing obligation	(10,351)	(1,766)	0
Common shares tendered for taxes	(632)	(914)	(395)
Net cash flows from financing activities	(81,109)	(116,286)	(92,341)
Net change in cash and cash equivalents	(5,040)	(79,834)	(27,694)
Cash and cash equivalents at beginning of period	135,937	215,771	243,465
Cash and cash equivalents at end of period	$130,897	$135,937	$215,771
Supplemental disclosures of cash flow information:
Cash paid (refunded) during the period for:
Income taxes (net of refunds)	$(17,359)	$14,466	$61,131
Interest	$23,276	$20,897	$3,310
Non-cash operating activities:
Consolidation of variable interest entities assets	$0	$30,136	$113,819
Consolidation of variable interest entities liabilities	$0	$2,564	$471
Non-cash operating and investing activities:
Accrued capital expenditures	$1,564	$236	$0
Non-cash financing activities:
Issuance of treasury stock for Directors’ compensation	$206	$38	$0
Consolidation of PEAKS Trust senior debt	$0	$0	$226,096
Consolidation of CUSO secured borrowing obligation	$0	$122,542	$0

Schedule B

ITT EDUCATIONAL SERVICES, INC RECONCILIATION OF CONSOLIDATED STATEMENT OF OPERATIONS RESTATEMENT (Amounts in thousands, except per share data)
	Year Ended December 31, 2014
	Reported	Adjustment	Restated
Revenue	$961,783	$0	$961,783
Costs and expenses:
Cost of educational services	460,782	0	460,782
Student services and administrative expenses	389,116	0	389,116
Goodwill and asset impairment	2,454	0	2,454
Settlements and legal and professional fees related to certain lawsuits, investigations and accounting matters	32,008	0	32,008
Loss related to loan program guarantees	2,019	0	2,019
Provision for private education loan losses, net	14,150	0	14,150
Total costs and expenses	900,529	0	900,529
Operating income	61,254	0	61,254
Gain on consolidation of variable interest entities	16,631	0	16,631
Interest income	65	0	65
Interest (expense)	(28,300)	(9,508)	(37,808)
Income before provision for income taxes	49,650	(9,508)	40,142
Provision for income taxes	20,397	(3,575)	16,822
Net income	$29,253	$(5,933)	$23,320
Earnings per share:
Basic	$1.25	$(0.26)	$0.99
Diluted	$1.23	$(0.25)	$0.98
Weighted average shares outstanding:
Basic	23,474	0	23,474
Diluted	23,762	(81)	23,681

Schedule C

Actual and projected EBITDA are not measurements under GAAP in the United States and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP.  The company believes that EBITDA provides useful information to management and investors as an indicator of the company's operating performance.

The company’s 2015 EBITDA can be reconciled to the company’s 2015 net income as follows:

For the Twelve Months Ending December 31, 2015
(Dollars in thousands)
Net Income	$23,298
Plus: Interest expense, net	39,761
Income taxes	16,102
Depreciation and amortization	21,973
EBITDA	$101,134

Projected EBITDA is only an estimate and contains forward-looking information.  The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected EBITDA.  These assumptions may or may not prove to be correct.  In order to provide projections with respect to EBITDA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected EBITDA.  By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation.

Projected EBITDA can be reconciled to the company's projected net income for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2016
	Low End of Range	High End of Range
	(Dollars in thousands)
Net Income	$5,400	$15,000
Plus: Interest expense, net	27,500	29,500
Income taxes	3,600	10,000
Depreciation and amortization	13,500	15,500
EBITDA	$50,000	$70,000